UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2009

AMH HOLDINGS, LLC
 (Exact name of registrant as specified in its charter)

Delaware	333-115543	16-1693178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 State Road Cuyahoga Falls, Ohio	44223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 929-1811

NONE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 26, 2009, Associated Materials, LLC (the “Associated”), an indirect subsidiary of AMH Holdings, LLC, entered into an Independent Consulting Agreement (the “Consulting Agreement”) with Cynthia L. Sobe, related to the transition of her responsibilities as Vice President — Chief Financial Officer, Treasurer and Secretary to Stephen E. Graham, in connection with her previously announced resignation from that office.

The Consulting Agreement provides for payment to Ms. Sobe of $10,000 monthly for up to three days of work per calendar month, plus $150 per hour for any additional work. The Consulting Agreement has a term of 90 days, effective as of July 1, 2009, and can be extended by mutual agreement between the Associated and Ms. Sobe for additional 30-day periods.

The foregoing description of the terms and conditions of the Consulting Agreement is qualified in its entirety by reference to such document, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
No.	Description
10.1	Independent Consulting Agreement between Cynthia L. Sobe and Associated Materials, LLC, dated June 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMH HOLDINGS, LLC
(Registrant)

	By:	/s/ Thomas N. Chieffe

Thomas N. Chieffe President and Chief Executive Officer

Date: July 2, 2009

Exhibit Index

Exhibit
No.	Description
10.1	Independent Consulting Agreement between Cynthia L. Sobe and Associated Materials, LLC, dated June 26, 2009.